                                                                    EXHIBIT 4.10




                                IMC GLOBAL INC.
                            (a Delaware corporation)


                                  $200,000,000

                             6-1/2% Notes due 2003

                                  $100,000,000

                           7-3/8% Debentures due 2018


                        --------------------------------

                              PURCHASE AGREEMENT

                        --------------------------------


                            Dated:  August 6, 1998

                               Table of Contents




                                                                            Page
                                                                            ----
SECTION 1. Representations and Warranties..................................... 2
(a) Representations and Warranties by the Company............................. 3
(b) Officer's Certificates.................................................... 9

SECTION 2. Sale and Delivery to Initial Purchasers; Closing................... 9
(a) Securities................................................................ 9
(b) Payment................................................................... 9
(c) Qualified Institutional Buyer.............................................10
(d) Denominations; Registration...............................................10

SECTION 3. Covenants of the Company...........................................10
(a) Offering Memorandum.......................................................10
(b) Notice and Effect of Material Events......................................10
(c) Amendment to Offering Memorandum and Supplements..........................11
(d) Qualification of Securities for Offer and Sale............................11
(e) Rating of Securities......................................................11
(f) DTC.......................................................................11
(g) Use of Proceeds...........................................................11
(h) Restriction on Sale of Securities.........................................11

SECTION 4. Payment of Expenses................................................11
(a) Expenses..................................................................11
(b) Termination of Agreement..................................................12

SECTION 5. Conditions of Initial Purchasers' Obligations......................12
(a) Opinion of Counsel for Company............................................12
(b) Opinion of Counsel for Initial Purchasers.................................12
(c) Officers' Certificate.....................................................13
(d) Accountant's Comfort Letters..............................................13
(e) Bring-down Comfort Letter.................................................13
(f) Maintenance of Rating.....................................................13
(g) Registration Rights Agreement.............................................13
(h) Additional Documents......................................................13
(i) Termination of Agreement..................................................14

SECTION 6. Subsequent Offers and Resales of the Securities....................14
(a) Offer and Sale Procedures.................................................14
(b) Covenants of the Company..................................................15

SECTION 7. Indemnification....................................................16
(a) Indemnification of Initial Purchasers.....................................16
(b) Indemnification of Company, Directors and Officers........................17

(c)  Actions against Parties; Notification................................... 17
(d)  Settlement without Consent if Failure to Reimburse...................... 18

SECTION  8.  Contribution.................................................... 18

SECTION  9.  Representations, Warranties and Agreements to Survive Delivery.. 19

SECTION 10.  Termination of Agreement........................................ 19
(a)  Termination; General.................................................... 19
(b)  Liabilities............................................................. 20

SECTION 11.  Default By One or More of The Initial Purchasers................ 20

SECTION 12.  Notices......................................................... 20

SECTION 13.  Parties......................................................... 21

SECTION 14.  GOVERNING LAW AND TIME.......................................... 21

SECTION 15.  Effect of Headings.............................................. 21

                                 $200,000,000
                             6-1/2% Notes due 2003

                                 $100,000,000
                          7-3/8% Debentures due 2018

                                IMC GLOBAL INC.

                           (a Delaware corporation)

                              PURCHASE AGREEMENT

                                                                  August 6, 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
J.P. MORGAN SECURITIES INC.
CHASE SECURITIES INC.
SALOMON BROTHERS INC
c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

     IMC Global Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and J.P. Morgan Securities Inc., Chase Securities Inc. and Salomon Brothers Inc (collectively, the "Initial Purchasers", which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in Schedule A of $200,000,000 aggregate principal amount of the Company's 6-1/2% Notes due 2003 and $100,000,000 aggregate principal amount of the Company's 7-3/8% Debentures due 2018 (collectively, the "Securities"). The Securities are to be issued pursuant to an indenture dated as of August 1, 1998 (the "Indenture", which term, as used herein, includes the Officers' Certificate (as defined in the Indenture) establishing the form and terms of the Securities pursuant to Section
2.1 of the Indenture), between the Company and The Bank of New York, as trustee (the "Trustee"). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)) (the "DTC Agreement"), among the Company, the Trustee and DTC.

     The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission")).

     The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated July 27, 1998 (the "Preliminary Offering Memorandum") and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated August 6, 1998 (the "Final Offering Memorandum"), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including any exhibits thereto and the documents incorporated by reference therein, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

     All references in this Agreement to financial statements and schedules and other information which are "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Offering Memorandum.

     The holders of Securities will be entitled to the benefits of a Registration Rights Agreement, in substantially the form attached hereto as Exhibit C with such changes as shall be agreed to by the parties hereto (the "Registration Rights Agreement"), pursuant to which the Company will file a registration statement (the "Registration Statement") with the Commission registering the Securities or the Exchange Notes and Exchange Debentures referred to in the Registration Rights Agreement under the 1933 Act.

     SECTION 1.  Representations and Warranties.

     (a) Representations and Warranties by the Company. The Company represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Initial Purchaser as follows:

          (i) Similar Offerings. The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

          (ii) Offering Memorandum. The Offering Memorandum does not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with written information furnished to the Company in writing by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

          (iii) Independent Accountants. The accountants who certified certain of the financial statements and supporting schedules of the Company and its subsidiaries, of Harris Chemical Group, Inc. and its subsidiaries ("Harris") and of Harris Chemical Australia Pty Ltd. & its controlled entities ("Penrice") included in the Offering Memorandum are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

          (iv) Financial Statements. The financial statements, together with the related schedules and notes, of the Company and its subsidiaries included in the Offering Memorandum present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as indicated therein or in the notes thereto and, except that data with respect to unaudited interim periods do not contain footnote disclosure and reflect adjustments which the management of the Company considers necessary to present fairly in all material respects the financial information for such periods. The financial statements, together with the related schedules and notes, of Harris included in the Offering Memorandum present fairly in all material respects the financial position of Harris and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of Harris and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as indicated therein or in the notes thereto and, except that data with respect to unaudited interim periods do not contain footnote disclosure and reflect adjustments which the management of the Company considers necessary to present fairly in all material respects the financial information for such periods. The financial statements, together with the related schedules and notes, of Penrice included in the Offering Memorandum present fairly the financial position of Penrice and its controlled entities at the dates indicated and the statement of operations, stockholders' equity and cash flows of Penrice and its controlled entities for the periods specified; said financial statements have been prepared in conformity with Australian GAAP applied on a consistent basis throughout the periods involved, except as indicated therein or in the notes thereto and, except that data with respect to unaudited interim periods do not contain footnote disclosure and reflect adjustments which the management of the Company considers necessary to present fairly in all material respects the financial information for such periods. The selected historical consolidated financial data included in the Offering Memorandum present fairly the particular information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum. The pro forma financial statements and other pro forma financial information of the Company and its subsidiaries and the related notes thereto included in the Offering Memorandum present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise, other than those in the ordinary course of business, and (C) except for regular quarterly dividends on its outstanding common stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement and the Registration Rights Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vii) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, has corporate or partnership, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum or in Schedule C hereto, all of the issued and outstanding capital stock of each corporate Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, and all of the partnership interests of each partnership Subsidiary have been duly authorized and validly issued and are owned by the Company, directly or through subsidiaries, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or partnership interests, as the case may be, of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are listed on Schedule C hereto.

          (viii) Capitalization. The shares of outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

          (x) Authorization of Registration Rights Agreement. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except that rights to indemnification and contribution thereunder may be limited by applicable law.

          (xi) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xii) Authorization of the Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

          (xiii) Description of the Securities, the Indenture and the Registration Rights Agreement. The Securities, the Indenture and the Registration Rights Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms previously delivered to the Initial Purchasers.

          (xiv) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or partnership agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults as are disclosed in the Offering Memorandum or that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture and the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum and the consummation of the transactions contemplated herein, therein and in the Offering Memorandum (including the issuance and sale of the Securities, the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds" and the filing of the Registration Statement) and compliance by the Company with its obligations hereunder, and under the Registration Rights Agreement, the Indenture and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws or partnership agreement, as the case may be, of the Company or any of its subsidiaries or, to the best of the Company's knowledge, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness of the Company or any of its subsidiaries (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

          (xv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its subsidiaries principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

          (xvi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which would, individually or in the aggregate, reasonably be expected to materially and adversely affect the properties and assets of the Company and its subsidiaries considered as one enterprise or the consummation of this Agreement or the Registration Rights Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

          (xvii) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

          (xviii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than under state securities laws, or the 1933 Act and the rules and regulations thereunder with respect to the Registration Rights Agreement and the transactions contemplated thereunder) is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement.

          (xix) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except as disclosed in the Offering Memorandum or where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except as disclosed in the Offering Memorandum or when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

          (xx) Title to Property. The Company and its subsidiaries have good and marketable title to all material real property owned by the Company and its subsidiaries and good title to all material personal property owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, except such as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (xxi) Environmental Laws. Except as described in the Offering Memorandum and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

          (xxii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxiii) Rule 144A Eligibility. The Securities are not, and at the Closing Time will not be, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

          (xxiv) No General Solicitation. None of the Company, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act ("Affiliates"), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

          (xxv) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

     (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

     SECTION 2. Sale and Delivery to Initial Purchasers; Closing.

     (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the office of Brown & Wood llp, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Initial Purchasers and the Company, at 9:00 A.M. on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Initial Purchasers and the Company (such time and date of payment and delivery being herein called the "Closing Time").

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Initial Purchasers for the respective accounts of the Initial Purchasers of the Securities to be purchased by them. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder. The certificates representing the Securities shall be registered in the name of Cede & Co. pursuant to the DTC Agreement and shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time.

     (c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act.

     (d) Denominations; Registration. Certificates for the Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Initial Purchasers may request in writing at least one full business day before the Closing Time.

     SECTION 3. Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

     (a) Offering Memorandum. The Company, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request prior to the Placement Completion Date (as defined below).

     (b) Notice and Effect of Material Events. The Company will promptly notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the Placement Completion Date, any material changes in or affecting, or any developments involving prospective material changes in or affecting, the condition, financial or otherwise, or the earnings or business of the Company and its subsidiaries which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final

Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

     (c) Amendment to Offering Memorandum and Supplements. The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers. Neither the consent of the Initial Purchasers, nor the Initial Purchaser's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in
Section 5 hereof.

     (d) Qualification of Securities for Offer and Sale. The Company will use its reasonable best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale under the applicable securities laws of such jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

     (e) Rating of Securities. The Company shall take all reasonable action necessary to enable Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's") to provide their respective credit ratings of the Securities.

     (f) DTC. The Company will cooperate with the Initial Purchasers and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

     (g) Use of Proceeds. The Company will use the proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds".

     (h) Restriction on Sale of Securities. During a period of nine days from the date of the Offering Memorandum, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other debt securities of the Company or securities of the Company that are convertible into, or exchangeable for, the Securities or such other debt securities.

     SECTION 4. Payment of Expenses.

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, reproduction and delivery to the Initial Purchasers of this Agreement, any Agreement Among Initial Purchasers, the Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any charges of DTC in connection therewith; (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, and (vii) any fees payable in connection with the rating of the Securities.

     (b) Termination of Agreement. If this Agreement is terminated by the Initial Purchasers in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

     SECTION 5. Conditions of Initial Purchasers' Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Opinion of Counsel for Company. At the Closing Time, the Initial Purchasers shall have received the favorable opinions, dated as of the Closing Time, of (i) Kirkland & Ellis (a partnership including professional corporations), counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, to the effect set forth in Exhibit A hereto and (ii) Marschall I. Smith, Senior Vice President and General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, to the effect set forth in Exhibit B hereto.

     (b) Opinion of Counsel for Initial Purchasers. At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Brown & Wood llp, counsel for the Initial Purchasers, with respect to the matters set forth in (i) (1) (with respect to corporate existence and good standing only), (3) through (5), inclusive, (6) (with respect to the information under the headings "Description of Notes and Debentures" and "Exchange Offer; Registration Rights") and (ii) the last paragraph on page 5 of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Initial Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (c) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Initial Purchasers shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

     (d) Accountant's Comfort Letters. At the time of the execution of this Agreement, the Initial Purchasers shall have received from Ernst & Young LLP, PricewaterhouseCoopers LLP and Arthur Andersen, Chartered Accountants letters, each dated such date, in form and substance reasonably satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

     (e) Bring-down Comfort Letter. At the Closing Time, the Initial Purchasers shall have received from Ernst & Young LLP, PricewaterhouseCoopers LLP and Arthur Andersen, Chartered Accountants letters, each dated as of the Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

     (f) Maintenance of Rating. At the Closing Time, the Securities shall be rated at least Baa2 by Moody's and BBB by S&P, and the Company shall have delivered to the Initial Purchasers a letter dated the Closing Time, from each such rating agency, or other evidence reasonably satisfactory to the Initial Purchasers, confirming that the Securities have been assigned such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other securities by any nationally recognized securities rating agency, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other securities.

     (g) Registration Rights Agreement. At the Closing Time, the Registration Rights Agreement shall have been fully executed and delivered by the Company.

     (h) Additional Documents. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the

Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

     (i) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6. Subsequent Offers and Resales of the Securities.

     (a) Offer and Sale Procedures. Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

          (i) Offers and Sales only to Qualified Institutional Buyers. Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller, or any person acting on behalf of the offeror or seller, reasonably believes to be Qualified Institutional Buyers.

          (ii) No General Solicitation. The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering of the Securities.

          (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (a) above, each such third party shall, in the judgment of the applicable Initial Purchaser, be a Qualified Institutional Buyer.

          (iv) Subsequent Purchaser Notification. Each Initial Purchaser will take reasonable steps to inform persons acquiring Securities from such Initial Purchaser that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred prior to the earlier of (x) the date when such Securities can be sold pursuant to Rule 144 under the 1933 Act without any limitations under clauses (c), (e), (f) and (h) of Rule 144 and (y) the date which is two years after the later of the original issuance date thereof and the last date on which the Company or any "affiliate" of the Company was the owner of such Securities (or any predecessor Securities), except (1) to the Company or any subsidiary thereof, (2) to the Initial Purchasers, (3) pursuant to a registration statement which has been declared effective under the 1933 Act, (4) as long as the Securities are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a Qualified

Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (5) pursuant to any other available exemption from the registration requirements of the 1933 Act.

          (v) Restrictions on Transfer. The transfer restrictions and the other provisions set forth in the Officers' Certificate (as defined in the Indenture) establishing the form and terms of the Securities pursuant to Sections 2.1 of the Indenture, including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchasers. Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer of any Security.

          (vi) Delivery of Offering Memorandum. Each Initial Purchaser will deliver to each purchaser of the Securities from such Initial Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

          (vii) Placement Completion Date. The Initial Purchasers will notify the Company in writing as soon as possible, but in any event within five business days, after they have completed the placement of the Securities (the "Placement Completion Date").

     (b) Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

          (i) In connection with the original distribution of the Securities, the Company agrees that, prior to any offer or resale of the Securities by the Initial Purchasers, the Initial Purchasers and counsel for the Initial Purchasers shall have the right to make reasonable inquiries into the business of the Company and its subsidiaries. The Company also agrees to provide answers to each prospective Subsequent Purchaser of Securities who so requests concerning the Company and its subsidiaries (to the extent that such information is available or can be acquired and made available to prospective Subsequent Purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Securities, as provided in the Offering Memorandum.

          (ii) Integration. Except following the effectiveness of the Registration Statement, the Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

          (iii) Rule 144A Information. The Company agrees that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, until the earlier of (i) the second anniversary of the original issuance date of the Securities and (ii) the date when no Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is herein referred to as "Additional Information").

          (iv) Restriction on Repurchases. Until the expiration of two years after the original issuance of the Securities, the Company will not, and will cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions) unless, immediately upon any such purchase, the Company or any Affiliate shall submit such Securities to the Trustee for cancellation.

     SECTION 7. Indemnification.

     (a) Indemnification of Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto) or in any Additional Information, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing to defend or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum (or any amendment or supplement thereto) and provided, further, that as to the Preliminary Offering Memorandum this indemnity agreement shall not inure to the benefit of any Initial Purchaser or any person controlling that Initial Purchaser on account of any loss, claim, damage, liability or action arising from the sale of Securities to any person by that Initial Purchaser if that Initial Purchaser failed to send or give a copy of the Final Offering Memorandum, as the same may be amended or supplemented, to that person and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Offering Memorandum was corrected in said amended or supplemented Final Offering Memorandum and the delivery thereof would have constituted a complete defense to the claim of that person, unless such failure resulted from non-compliance by the Company with Section 3(a). For purposes of the second proviso to the immediately preceding sentence, the term Final Offering Memorandum shall not be deemed to include the documents incorporated by reference therein, and no Initial Purchaser shall be obligated to send or give any supplement or amendment to any document incorporated by reference in a Preliminary Offering Memorandum or supplement thereto or the Final Offering Memorandum to any person. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Initial Purchaser or to any controlling person of that Initial Purchaser.

     (b) Indemnification of Company, Directors and Officers. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, its directors, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

     The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing to defend or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this
Section 8 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Initial Purchasers.

     SECTION 10.   Termination of Agreement.

     (a) Termination; General. The Initial Purchasers may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the
time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Initial Purchasers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ National Market System has been suspended or materially limited (other than in accordance with New York Stock Exchange Rules 80A and 80B or any similar rules of the American Stock Exchange or the NASDAQ National Market System regarding limitations on trading during significant market declines and extraordinary market volatility), or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or
(iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 11. Default By One or More of The Initial Purchasers. If one or more of the Initial Purchasers fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Initial Purchasers shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other Initial Purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Initial Purchasers shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

     No action pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Initial Purchasers or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements.

     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to Merrill Lynch at Sears Tower Building, Suite 5500, Chicago, Illinois 60606, attention of Janet Mitchell; notices to the Company shall be directed to it at 2100 Sanders Road, Northbrook, Illinois 60062-6146, attention of the Corporate Secretary.

     SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

                                       Very truly yours,

                                       IMC GLOBAL INC.



                                       By:   /s/ E. Paul Dunn, Jr.
                                           -----------------------------------
                                          Name:  E. Paul Dunn, Jr.
                                          Title:  Vice President and Treasurer


CONFIRMED AND ACCEPTED,
     as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED
J.P. MORGAN SECURITIES INC.
CHASE SECURITIES INC.
SALOMON BROTHERS INC
By: MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED

By   /s/ Janet Mitchell
   ----------------------------------
          Authorized Signatory

                                  SCHEDULE A


                                             Principal              Principal
                                              Amount                  Amount
                                                of                      of
                                               Notes                Debentures
                                           ------------            ------------

Name of Initial Purchaser
-------------------------

Merrill Lynch, Pierce, Fenner & Smith
               Incorporated..............  $100,000,000            $ 50,000,000
J.P. Morgan & Co. Inc....................    60,000,000              30,000,000
Chase Securities Inc.....................    20,000,000              10,000,000
Salomon Brothers Inc.....................    20,000,000              10,000,000

                                           ------------            ------------
Total....................................  $100,000,000            $200,000,000
                                           ============            ============

                                     Sch-A

                                  SCHEDULE B

                                IMC GLOBAL INC.
                                 $200,000,000
                      6-1/2% Notes due 2003 (the "Notes")
                                 $100,000,000
                 7-3/8% Debentures due 2018 (the "Debentures")



The Notes
---------

     1. The initial offering price of the Notes shall be 99.614% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

     2. The purchase price to be paid by the Initial Purchasers for the Notes shall be 99.014% of the principal amount thereof.

     3.  The interest rate on the Notes shall be 6-1/2% per annum.


The Debentures
--------------

     1. The initial offering price of the Debentures shall be 98.995% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

     2. The purchase price to be paid by the Initial Purchasers for the Debentures shall be 98.12% of the principal amount thereof.

     3.  The interest rate on the Debentures shall be 7-3/8% per annum.

                                     Sch-B

                                   SCHEDULE C

                        List of Significant Subsidiaries
                        --------------------------------

GSL corporation*,
 a Delaware corporation

Harris Chemical Europe Limited,
 an England corporation

Harris Chemical North America, Inc.,
 a Delaware corporation

IMC AgriBusiness Inc.,
 a Delaware corporation

IMC-Agrico Company,
 a Delaware general partnership

IMC Central Canada Potash Inc.,
 a Delaware corporation

IMC Chemicals Inc.*,
 a Delaware corporation

IMC Global Operations Inc.,
 a Delaware corporation

IMC Global Potash Holdings Inc.,
 a Delaware corporation

IMC Inorganic Chemicals Inc.,
 a Delaware corporation

IMC Kalium Carlsbad Potash Company,
 a Delaware corporation

IMC Kalium Ltd.,
 a Delaware corporation

______________________________

* Common stock has been pledged for the benefit of 10.25% Senior Secured Discount Notes due July 15, 2001 issued by Harris Chemical North America, Inc. and 8.5% Senior Secured Notes due July 15, 2000 issued by Sifto Canada Inc.

                                    Sch-C-1

IMC Kalium Ogden Corp.,
  a Delaware corporation

IMC Salt Inc.,
  a Delaware corporation

International Minerals & Chemical (Canada) Global Limited, a Canada (Federal) corporation

KCL Holdings, Inc.,
  a Delaware corporation

NAMSCO Inc.*,
  a Delaware corporation

Phosphate Resource Partners Limited Partnership, a Delaware limited partnership

Sifto Canada Inc.,
  an Ontario corporation

The Vigoro Corporation,
  a Delaware corporation


------------------
* Common stock has been pledged for the benefit of 10.25% Senior Secured Discount Notes due July 15, 2001 issued by Harris Chemical North America, Inc. and 8.5% Senior Secured Notes due July 15, 2000 issued by Sifto Canada Inc.

                                    Sch-C-2